                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      SUPERIOR SURGICAL MFG., CO., INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  SUPERIOR SURGICAL MFG. CO., INC.
                   [LOGO (R)]     10099 Seminole Boulevard
                                  P.O. Box 4002
                                  Seminole, FL 34645-0002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 1, 1995

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR SURGICAL MFG. CO., INC., will be held at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, on May 1, 1995 at 10 a.m. (Local Time) for the following purposes:

         1. To elect seven (7) directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 1995; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 17, 1995, has been fixed as the record date of the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                      By Order of the Board of Directors,

Seminole, Florida, March 27, 1995                               JOHN W. JOHANSEN
                                                                       Secretary

                                   IMPORTANT
                TO ENSURE YOUR REPRESENTATION AT THIS MEETING
                 PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY
                      AND RETURN IT PROMPTLY.  THANK YOU.


                       This instrument contains 12 pages.

                        SUPERIOR SURGICAL MFG. CO. INC.
               10099 Seminole Boulevard - Seminole, Florida 34642

                                PROXY STATEMENT
         This Proxy Statement is furnished by the Board of Directors of Superior Surgical Mfg. Co., Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1995 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Local Time on May 1, 1995 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions; the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the stockholders or brokers entitled to vote them will not be considered in the final tabulation.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principal and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is March 30, 1995.

         The close of business on March 17, 1995 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of March 1, 1995, 8,363,552 shares of the Company's Common Stock, par value $1. per share, were issued and outstanding. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 17, 1995 on all matters that come before the Meeting.

                          ELECTION OF SEVEN DIRECTORS
         The By-Laws of the Company set the size of the Board of Directors at seven (7). The Board of Directors currently consists of seven members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

         The Board of Directors recommends that seven (7) Directors be elected at the Meeting to hold office until the Company's annual meeting in 1996 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office, or death. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Thomas K. Riden and Manuel Gaetan, Ph.D., as Directors, to serve the term as described above. See "Management - Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Directors Gerald M. Benstock, Alan D. Schwartz and Saul Schechter, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

         Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

                                   MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
         The following table sets forth the names and ages (at March 1, 1995) of the Directors and executive officers and the positions they hold with the Company. See "Certain Legal Proceedings" concerning an investigation regarding the Company and Mr. Gerald M. Benstock. Executive officers serve at the pleasure of the Board of Directors.

        NAME                          AGE            POSITION
        ----                          ---            --------
GERALD M. BENSTOCK                    64             Chairman, Chief Executive Officer,
                                                     Director and a member of the Executive
                                                     Committee.
ALAN D. SCHWARTZ                      44             Co-President, Director and a member of
                                                     the Executive Committee.
MICHAEL BENSTOCK                      39             Co-President, Director and a member of
                                                     the Executive Committee.
SAUL SCHECHTER                        61             Executive Vice President, Director and a
                                                     member of the Executive Committee.
PETER BENSTOCK                        33             Senior Vice President and Director.
THOMAS K. RIDEN                       51             Director and a member of the Audit, Stock
                                                     Option and Compensation Committees.
MANUEL GAETAN, PH.D.                  57             Director and a member of the Audit, Stock
                                                     Option and Compensation Committees.
JOHN W. JOHANSEN                      51             Chief Financial Officer, Senior Vice
                                                     President, Treasurer and Secretary.

         Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

         Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also been a Director of the Company since 1981.

         Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

         Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

         Peter Benstock has served as Senior Vice President since February 7, 1994, formerly Vice President of the Company since May 2, 1990. He has been a Director of the Company since November 1, 1990. Mr. Benstock has been with the Company for more than five years, previously serving as Sales Manager and Corporate Manager of Sales.

         Thomas K. Riden has been Senior Vice President and General Counsel to Nutmeg Industries, Inc., since July, 1993. Prior thereto, he served for more than five years as a Senior Lawyer of Riden Earle & Kiefner, P.A., which performs legal services for the Company, and currently serves as of-counsel to the firm. Mr. Riden has been a Director of the Company since November 7, 1991.

         Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. For more than five years, Dr. Gaetan has been President and C.E.O. of Bobbin Blenheim, Inc.

         John W. Johansen has served as Chief Financial Officer, Senior Vice President and Treasurer of the Company for more than five years. He has served as Secretary since August 2, 1991.

         No family relationships exist between the Company's Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         The Board has Executive, Audit, Stock Option and Compensation Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors.

         The Board of Directors held four meeting during 1994. Directors are compensated on the basis of $1,250 quarterly and $1,000 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors' meeting receive $300 per meeting of such Committee. Directors who are full-time employees of the Company receive no extra compensation for their services as Directors.

         The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. It met once during the year.

         The Audit Committee held two meeting in 1994. Its principal functions are: recommending to the Board of Directors engagement or discharge of independent auditors; reviewing with independent auditors plans for and results of the audit engagement; considering the degree of independence of the auditors; considering the range of audit fees; and reviewing the scope, adequacy and the results of the Company's internal auditing procedures and accounting controls.

         The Compensation Committee met once during the year. Its principal function is to make recommendations to the Board of Directors with respect to the compensation of officers and Directors.

         The Stock Option Committee met once during the year. Its principal function is to make recommendations to the Board of Directors with respect to the granting of incentive stock options to officers and key employees.

         In 1994, each incumbent Director attended at least 75% of the Board and of each committee of which he was a member.

Security Ownership of Management And Others
         The following table sets forth, as of December 31, 1994, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer and
(iv) all Directors and executive officers as a group:

----------------------------------------------------------------------------------------------------------------------
                                             SECURITY OWNERSHIP
----------------------------------------------------------------------------------------------------------------------
                                                                Amount And Nature
                                                                  Of Beneficial                       Percent Of
Name And Address Of Beneficial Owner                              Ownership(1)                          Class
---------------------------------------------------------------------------------------------------------------------
GERALD M. BENSTOCK and MOCHELLE A. STETTNER,
as Trustees under Will of David L. Benstock
2331 Lehigh Parkway North, Allentown, Pennsylvania 18130         1,248,208 (2)                          14.92%

GERALD M. BENSTOCK
10099 Seminole Boulevard, Seminole, Florida 34642-0002           1,047,314 (2)(3)(6)                    12.47%

NEUBERGER & BERMAN
605 Third Street, New York, New York 10158                         607,600 (4)                           7.26%

DIMENSIONAL FUND ADVISORS, INC.
1299 Ocean Avenue, Santa Monica, California 90401                  469,800 (5)                           5.62%

ALAN D. SCHWARTZ
10099 Seminole Boulevard, Seminole,  Florida 34642-0002            168,956 (6)                           2.01%

MICHAEL BENSTOCK
10099 Seminole Boulevard, Seminole, Florida 34642-0002             161,222 (6)                           1.92%

SAUL SCHECHTER
10099 Seminole Boulevard, Seminole, Florida 34642-0002             173,840 (6)                           2.07%

PETER BENSTOCK
10099 Seminole Boulevard, Seminole, Florida 34642-0002             115,650 (6)                           1.38%

JOHN W. JOHANSEN
10099 Seminole Boulevard, Seminole, Florida 34642-0002              61,500 (6)                            .73%

MANUEL GAETAN, PH.D.
10099 Seminole Boulevard, Seminole, Florida 34642-0002                 600                                .01%

THOMAS K. RIDEN
10099 Seminole Boulevard, Seminole, Florida 34642-0002               2,100                                .03%

All Directors and Executive Officers as a Group (8 persons)      2,979,390 (1)(2)(3)(6)                 34.91%

_____________________

(1) Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2) Gerald M. Benstock and the trusts under will of David L. Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Benstock and his sister are co-trustees and remaindermen of the trusts under will of David L. Benstock (their father); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the trusts is indeterminable at present. None of the shares held by Mr. Benstock and his sister as trustees are included in the listing for Mr. Benstock.

(3) Includes 73,240 shares held of record by Mr. Benstock's wife and 78,350 shares held by two trusts in which Mr. Benstock is the trustee and has sole investment power.

(4) Neuberger & Berman is an investment management firm. Neuberger & Berman has sole voting power with respect to 79,600 shares and shared dispositive power with respect to all the shares.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 469,800 shares; all such shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or the DFA Investment Trust Company, a Delaware investment trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares, has sole voting power with respect to 339,900 shares and sole dispositive power with respect to all the shares.

(6) The share ownership given for each of the above includes options, some expiring in 1997 and the balance in 1999, as follows: Mr. G.M.
         Benstock - 32,600 shares; Mr. Schwartz - 30,000 shares; Mr. M. Benstock
         - 30,000 shares; Mr. Schechter - 26,000 shares; Mr. P. Benstock
         - 30,000 shares and Mr. Johansen - 21,500 shares.

Compensation Of Executive Officers
The Following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to each of the five executive officers of the Company who were most highly compensated in the last year.

---------------------------------------------------------------------------------------------------------------------------
                                                    SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------
                                                        Annual Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                                               Long Term
                                                                            Other Annual      Compensation         Other
Name And                                                       Bonus        Compensation         Awards        Compensation
Principal Position               Year       Salary($)          ($)(1)           ($)(2)        Options(3)(#)        ($)(4)
---------------------------------------------------------------------------------------------------------------------------
GERALD M. BENSTOCK,              1994       $201,500           $74,500          $6,085        6,600 shares         $287,959
Chairman and CEO                 1993        201,500            70,000           9,985             -                288,864
                                 1992        201,500            77,500           9,985       26,000 shares          203,659

ALAN D. SCHWARTZ,                1994        200,000            85,000             735             -                   -
Co-President                     1993        192,500            82,000             735             -                   -
                                 1992        183,500            77,500             735       30,000 shares             -

MICHAEL BENSTOCK,                1994        185,000            85,000             735             -                   -
Co-President                     1993        177,500            82,000             735             -                   -
                                 1992        165,000            77,500             735       30,000 shares             -

SAUL SCHECHTER,                  1994        177,000            71,000             735        6,000 shares             -
Executive Vice President         1993        171,600            70,000             735             -                   -
                                 1992        165,000            62,000             735       20,000 shares             -

JOHN W. JOHANSEN,                1994        155,000            63,000             735        5,500 shares             -
Senior Vice President and        1993        148,500            62,000             735             -                   -
Chief Financial Officer          1992        142,500            60,000             735       16,000 shares             -

________________________

(1) Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compansation Committee and Stock Option Committee beginning on Page 8 of the Proxy Statement.

(2)      Automobile allowance provided to executive officers.

(3) Options granted in 1994 were for a period of five years expiring on August 11, 1999, issued under the Company's 1993 Incentive Stock Option Plan.

(4) The Company paid these net premiums under a Split-Dollar Life Insurance Agreement on behalf of Gerald M. Benstock for the benefit of the Benstock Family Insurance Trust. On January 14, 1991, the Company entered into a Split-Dollar Life Insurance Agreement (the "Agreement") with the Benstock Family Insurance Trust, John W. Johansen and Alan D. Schwartz, Trustees (the "Trust"), pursuant to which the Company has agreed to advance certain sums to the Trust, without interest, to be used to pay the premiums on a life insurance policy obtained from Confederation Life Insurance Company in the amount of $10,000,000 on the lives of Gerald M. Benstock and M. Joan Benstock, his spouse. In 1993, an additional $2,000,000 was added to the trust under an insurance policy from Massachusetts Mutual Life Ins. Co. on the life of Gerald M. Benstock. The Trust was established and the policies obtained for estate planning purposes. Under the terms of the Agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, so long as such premiums are payable under the poli-cy. As of December 31, 1994, the Company had advanced $287,959 in aggregate for 1994 to the Trust. The Trust has assigned to the Company its interest in the policy as security for repayment of advances. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policy by the Trust, or (3) the termination of the Agreement prior to the death of Mr. Benstock and his spouse.

         The following table details stock option grants made by the Company to three of the five most highly compensated executive officers of the Company. Mr. Schwartz and Mr. M. Benstock received no option grants in 1994.

                                               STOCK OPTION GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Potential Realizable Value At
                                                                                                      Assumed Annual Rates Of Stock
                                                                                                      Price Appreciation For
                                            Individual Grants                                         Option Term(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                     % Of Total
                                                       Options            Exercise
                                        Options      Granted To            Or Base      Expiration
Name                                     (#)(2)      Fiscal Year           ($/sh.)         Date           5%($)             10%($)
-----------------------------------------------------------------------------------------------------------------------------------
GERALD M. BENSTOCK                       6,600         6.29%               $15.125        8/11/99        $127,405          $160,769
SAUL SCHECHTER                           6,000         5.72%                 13.75        8/11/99         105,293           132,867
JOHN W. JOHANSEN                         5,500         5.24%                 13.75        8/11/99          96,519           121,795

____________________

(1) Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Security & Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

(2) The grants described in this column were granted by the Company in 1994 pursuant to the Company's 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable until August 11, 1999.

         The following table details aggregated stock option exercises in 1994 and stock option values as of December 31, 1994 for unexercised stock options held by each of the five most highly compensated executive officers of the Company.


-----------------------------------------------------------------------------------------------------------------------------------
                                              AGGREGATED STOCK OPTION EXERCISES IN 1994
                                           AND STOCK OPTION VALUES AS OF DECEMBER 31, 1994
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Number Of Unexercised        Value Of Unexercised In-The-
                         Shares Acquired                             Options At FY-End(#)          Money Options At FY-End
Name                     On Exercise (#)      Value Realized ($)         Exercisable                  ($)(1) Exercisable
-----------------------------------------------------------------------------------------------------------------------------------
GERALD M. BENSTOCK                 -                      -                 26,000                            -
                                                                             6,600

ALAN D. SCHWARTZ              40,000               $237,500                 30,000                            -

MICHAEL BENSTOCK              40,000                237,500                 30,000                            -

SAUL SCHECHTER                16,000                 66,500                 20,000                            -
                                                                             6,000

JOHN W. JOHANSEN               7,000                 41,562                 16,000                            -
                                                                             5,500

___________________________

(1) At fiscal year end December 31, 1994, the closing stock price was $12.50 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1992 and 1994. The stock options described are options granted under the Company's 1983 and 1993 Stock Option Plan. The value of unexercised options designated by a "-" indicates options granted that have an exercise price in excess of the fair market value of the stock as of December 31, 1994 and therefore are currently not in the money options.

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Surgical Mfg. Co., Inc. Supplemental Pension Plan (the "Supplemental Plan") available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($150,000 in 1995). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the "Plan") combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.

-----------------------------------------------------------------------------------------------------------------------------------
                                                          PENSION PLAN TABLE
-----------------------------------------------------------------------------------------------------------------------------------
                                        Total Years Of Service At Retirement (Age 65 In 2000)
                    ---------------------------------------------------------------------------------------------------------------
Remuneration                   10                     15                      20                         25 OR MORE
-----------------------------------------------------------------------------------------------------------------------------------
 (1995)
$125,000                     $14,211                $21,317               $ 28,422                     $ 35,528
 150,000                      17,461                 26,192                 34,922                       43,653
 175,000                      20,711                 31,067                 41,422                       51,778
 200,000                      23,961                 35,942                 47,922                       59,903
 225,000                      27,211                 40,817                 54,422                       68,028
 250,000                      30,461                 45,692                 60,922                       76,153
 300,000                      36,961                 55,442                 73,922                       92,403
 400,000                      49,961                 74,942                 99,922                      124,903
 450,000                      56,461                 84,692                112,922                      141,153
 500,000                      62,961                 94,442                125,922                      157,403

--------------------

         The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various period of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 1995 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee's compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. Of the five most highly compensated executive officers, Mr. G. Benstock and Mr. Schechter have the maximum years of service credited and Mr. Schwartz, Mr. M. Benstock and Mr. Johansen have 19, 16, and 22 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Based (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

Report Of The Compensation Committee And Stock Option Committee
         The information contained in this section and the following "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

         The following report was prepared by independent Directors Thomas K. Riden and Manuel Gaetan, Ph.D., as the members of the Company's Compensation Committee and Stock Option Committee:

         Annual Compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company's 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company's officers and other key employees. The usual components of the annual compensation paid to all of the Company's executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee;
(iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) stock option grants awarded by the Stock Option Committee; (v) a car allowance; and (vi) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described on page 6 of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

         The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this connection, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

         During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a maximum bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual pre-tax earnings as a percentage of annual net sales on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

         Inasmuch as each of the Company's pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all executive officers under such plan are made on the same basis as are awards of all other participants.

         Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion at the Stock Option Committee pursuant to the Company's Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options include individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company and the overall increase in profitability of the Company as compared to previous years. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company's common stock.

         The automobile allowance awarded to each of the 5 most highly compensated executive officers of the Company has remained approximately similar for the last 3 fiscal years of the Company. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company. The automobile allowance for all other of the 4 most highly compensated executive officers is relatively minimal and is the same for each such executive officer.

         Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

Performance Graph

COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR SURGICAL MFG. CO., INC., S&P 500 INDEX AND S&P TEXTILE APPAREL MANUFACTURERS INDEX**


                                    (Graph)


                                        1989          1990       1991        1992       1993         1994
                                        ----          ----       ----        ----       ----         ----
  Superior Surgical Mfg. Co.Inc.         100           132        170         272        216          175
  S&P 500 Index                          100            93        118         124        133          130
  S&P Textile Apparel Manuf. Index       100            85        134         140        102           97

__________________________

Assumes $100 invested on January 1, 1990 in Superior Surgical Mfg. Co., Inc. Common Stock, S&P 500 Index and S&P Textile Apparel Manufacturers Index, with the base measurement point fixed at the close of trading on December 31, 1989.

* Total return assumes reinvestment of dividends and is adjusted for a 4 for 1 stock split of the Company's stock in June, 1992.

**   Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

Compensation Committee Interlocks And Insider Participation
     The member of the Company's Compensation Committee and the Stock Option Committee are Thomas K. Riden and Manuel Gaetan, Ph.D. Neither individual has at any time been an officer of the Company. Mr. Riden is of-counsel to Riden, Earle & Kiefner, P.A. which earned fees for legal services rendered to the Company in 1994. See "Certain Transactions."

Certain Transactions
     As authorized by Section 726 of the Business Corporation Law of the State of New York, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $5,000,000 with Federal Insurance Company, under contract dated August 27, 1994 at an annual premium of $91,671. No sums have been paid or sought under any such indemnification insurance.

     The Company incurred approximately $50,000 of expenses for services provided by the law firm of Riden, Earle & Kiefner, P.A. in 1994. The firm continues to provide legal services to the Company. Thomas K. Riden is a former director and senior lawyer in the firm and serves as of-counsel to the firm.

Compliance With Section 16(a) Of The Securities Exchange Act Of 1934
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms and reports filed with the Company by such persons, all such Section 16(a) filing requirements were complied with in 1994.

                           CERTAIN LEGAL PROCEEDINGS
     As previously reported the Company has been advised that it is a target of a Federal criminal investigation. The investigation relates to a dispute involving alleged false statements and false claims purportedly made in connection with contracts ostensibly awarded by the U.S. Department of Veterans Affairs. The investigation is also evaluating actions by agents of the Company in connection with the matter, including those of Gerald M. Benstock, a nominee for Director. A former Vice President of the Company has entered into a plea agreement with Federal authorities in connection with the investigation, however, the specific terms and conditions of such agreement are not, as yet, known to the Company. A parallel civil investigation is also being pursued by Federal authorities.

     Although no claim has been made by the government, the Company has previously offered to settle all potential charges relating to these matters, however, the Company's offer was declined by the agency. The Company continues to cooperate with the investigations and engage in settlement discussions. The ultimate effect of the investigations is unknown to the Company.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     The Board of Directors has, subject to ratification by the Company's shareholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 1995; said firm has served as the Company's auditors for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

     The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

     Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends a vote "FOR" such ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's auditors for the year 1995. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

                                 OTHER BUSINESS
     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1996 ANNUAL MEETING
     If shareholder desires to present a proposal for action at the meeting of shareholders to be held in 1996, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of New York, such proposal must be received by the Company by November 30, 1995, to be included in the Company's Proxy Statement and proxy for such 1996 meeting.


                                              By Order of the Board of Directors



                                              JOHN W. JOHANSEN
                                              Secretary

Dated: March 27, 1995

                                                                Appendix A


                       SUPERIOR SURGICAL MFG. CO., INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints GERALD M. BENSTOCK, SAUL SCHECHTER, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution, to represent and to vote the shares of the undersigned at the Annual Meeting of Shareholders to be held at 10 A.M. (local time) on Monday, May 1, 1995 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, and at any adjournment or postponement thereof, as instructed on the reverse side.


                        (Continue on the reverse side)

                                  The Board of Directors Recommends a Vote FOR Proposals 1 and 2


                                                                                                                /X/ Please mark
                                                                                                                    your votes
                                                                                                                    as in this
                                                                                                                     example
                                  ------------
                                     COMMON                         WITHHOLD
                                                               FOR   FOR ALL                                 FOR    AGAINST  ABSTAIN
Proposal 1.  The election of seven Directors as set            / /    / /     Proposal 2.  The ratification  / /      / /     / /
forth in the Proxy Statement: Gerald M. Benstock, Alan D.                     of the appointment of Deloitte
Schwartz, Michael Benstock, Saul Schechter,                                   & Touche LLP as the Company's
Peter Benstock, Thomas K. Riden and Manuel Gaetan                             independent auditors for the
                                                                              Year 1995.

Instructions: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided
below.
                                                                              Other Business.  The Proxies are authorized to vote
------------------------------------------------------------------------      in their discretion upon such other business as may
------------------------------------------------------------------------      properly come before the meeting and any adjournment
------------------------------------------------------------------------      or postponement thereof.



                                                                                Please check this box if you plan to attend the / /
                                                                                Annual Meeting of Shareholders.

                                                                                This proxy when properly executed will be voted in
                                                                                the manner directed herein by the undersigned.
                                                                                If not otherwise specified, this proxy will be
                                                                                voted FOR Proposals 1 and 2.

                                                                                ---------------------------------------------------
                                                                                ---------------------------------------------------
                                                                                                 Signature(s)
                                                                                Note:  Please sign your name exactly as it appears
                                                                                at left.  When signing as attorney, executor,
                                                                                administrator, trustee, guardian or corporate
                                                                                officer, please give your full title as such.


Please sign, date and return this proxy promptly in the enclosed business reply envelope.   Date.
                                                                                                 ----------------------------------